Exhibit 99.5

English Translation of Original

Agreement, which is in Spanish

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” and have been filed separately with the Commission.

Form of Banana Purchase Indemnity Letter

[to be signed at closing]

[Letterhead of Chiquita International Limited]

June     , 2004

Banana International Corporation

Invesmar Limited

C.I. Banacol, S.A.

Calle 26 Sur #48-12

Envigado, Colombia

Attention: President

Dear Sir:

This letter agreement supplements and modifies the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”), of even date herewith, among Chiquita International Limited (“CIL”), Chiquita Brands, L.L.C., and Invesmar Limited, as well as the Contrato de Compraventa Internacional de Bananos FOB (Puerto de Embarque), dated April 16, 2004, between Banana International Corporation (“BIC”) and CIL, as amended on the Closing Date by the Banana Purchase Agreement Amendment (the “Banana Purchase Agreement”).

Capitalized terms used in this letter agreement that are not defined herein are used as defined in the Banana Purchase Agreement and, if not defined in the Banana Purchase Agreement, are used as defined in the Stock Purchase Agreement. Some defined terms which are used in the Banana Purchase Agreement in Spanish are used in this letter agreement in English and the original Spanish term appears in parenthesis next to it.

We have agreed as follows:

1. Notwithstanding the provisions of Section 8.1 of the Banana Purchase Agreement, it shall be considered a breach of

Banana International Corporation

June     , 2004

the Banana Purchase Agreement, and not an act of Force Majeure (Fuerza Mayor), if CIL is unable to perform its obligations under the Banana Purchase Agreement because such performance violates or conflicts with applicable U.S. law, or because a governmental authority having jurisdiction over Chiquita Brands International Inc. (“CBII”), Sellers or their business has asserted that such performance violates or conflicts with applicable U.S. law. In the event of such a breach (a “Specified Breach”), the provisions of the Banana Purchase Agreement relating to remedies for breach (including Section 12—Penal Clause) (Cláusula Penal) shall apply, but shall be subject to the following additional terms and limitations:

a. (i) In the event of a termination of the Banana Purchase Agreement by reason of a Specified Breach that occurs within twelve (12) months after Closing, CIL may, at its option, in lieu of paying the penalty (penalidad) provided in Section 12 of the Banana Purchase Agreement (the “Penalty”), rescind the sale of the Shares pursuant to the Stock Purchase Agreement and the sale of the assets of Banamayal and El Retén (the “JV Assets”). In such event: (1) ownership of the Shares and the JV Assets shall be transferred to Sellers or their designated Affiliates; (2) the cash portion of the Purchase Price and other cash portion of the price paid for the JV Assets will be repaid to Buyer; (3) the Notes executed by Buyer at Closing shall be cancelled, and all principal amounts paid thereunder shall be repaid to Buyer; (4) the La Fama Trust shall be terminated and the shares held therein shall be released to BIC; and (5) except as provided in paragraph a.(ii) below, all the Ancillary Agreements shall be cancelled and with respect to such cancellation Buyer shall only be entitled to the remedies provided in this letter agreement irrespective of any other remedies or penalties provided in or arising under such Ancillary Agreements.

(ii) Notwithstanding the rescission provided in paragraph a.(i) above:

(1) Sellers shall transfer to Buyer, at no cost to Buyer other than any and all costs and expenses incurred by Sellers to carry out such transfer, which, except for attorney’s fees incurred by Sellers, shall be borne by Buyer, the maritime equipment described in Section 4(e)(2) of the Disclosure Schedule, the real property and improvements that constitute the port facilities at Zungo and Nueva Colonia, and the equipment located thereon (except for any and all containers, gensets,

Banana International Corporation

June     , 2004

chassis and equipment and/or tools related to the maintenance and repairs thereof); provided, that in connection with Buyer’s right to receive from Sellers the aforementioned maritime equipment, real property, improvements and equipment, it is agreed that Sellers shall have no responsibility whatsoever to obtain any governmental approvals that may be necessary for the transfer of such assets to Buyer or any governmental approvals that may be necessary to operate such assets;

(2) the Turbo Box Maquila Agreement, the Plastics Maquila Agreement, and the Paper Transportation Agreement shall remain in full force and effect;

(3) the Comodato shall remain in full force and effect, provided that (i) Banadex shall be replaced by the Affiliate of Buyer that acquires the applicable assets pursuant to paragraph 1.a(ii)(1) above, and (ii) the term of the Comodato shall be amended to be identical to the term of the Agreement for the Provision of Fruit Loading, Unloading and Storage Services, and Container Movement Services;

(4) the Agreement for the Provision of Fruit Loading, Unloading and Storage Services, and Container Movement Services shall remain in full force, provided that the price provisions of such agreement shall be amended to reflect the lowest prices charged by Buyer’s Affiliates or other companies to unaffiliated third parties for similar services in the same area (provided further, however, that in the case of services provided by other companies where they are receiving a subsidy or indirect compensation for such services, for purposes of applying this clause, such prices shall be adjusted to take into account the amount of such subsidy);

(5) the Agreement for the Provision of Third Party Cargo Loading, Unloading and Storage Services shall remain in full force and effect, provided that the price provisions of such agreement shall be amended to reflect the lowest prices charged by Buyer’s Affiliates or other companies to unaffiliated third parties for similar services in the same area (provided further, however, that in the case of services provided by other companies where they are receiving a subsidy or indirect compensation for such services, for purposes of applying this clause, such prices shall be adjusted to take into account the amount of such subsidy);

Banana International Corporation

June     , 2004

(6) the Pineapple Purchase Agreement (Contrato de Compraventa Internacional de Piña Gold DDP (Puerto de Destino)) between Chiquita Frupac Inc. and BIC, dated April 16, 2004 (the “PPA”), shall be amended to delete the [*] discount provided to CIL (but CIL will retain the [*] discount contained therein); and

(7) the Buyer’s Guarantees and the Sellers Guarantee shall remain in full force and effect.

b. If CIL does not elect the option provided in paragraph a. above, or if the Specified Breach occurs more than twelve (12) months after the Closing, the Banana Purchase Agreement will terminate and the sole and exclusive Penalty (penalidad) payable under Section 12 of the Banana Purchase Agreement shall be an amount equal to the sum of:

(i) $28.5 million, provided that this amount will be automatically reduced by $296,889 per month for each month that elapses between the Closing and the date the Banana Purchase Agreement is terminated by reason of the Specified Breach; plus

(ii) $6.6 million, provided that this amount will be automatically reduced by $68,750 per month for each month that elapses between the Closing and the date the Banana Purchase Agreement is terminated by reason of the Specified Breach.

Such sum represents the parties’ estimate of the cost to Banacol, on a net present value basis, of CIL’s non-performance of the Banana Purchase Agreement.

The following provisions shall apply to the payment of the penalty mentioned in paragraph b. above:

A. [INTENTIONALLY DELETED]

B. If on the date the Penalty is paid Buyer is indebted to CIL on (i) the $8.2 million Buyer’s Note or the One Million Dollar Excess Inventory Note, or (ii) the deferred purchase price for the JV Assets, then CIL may apply the outstanding balance of any such notes or deferred purchase price to reduce the payments due under subsection b.(ii) above.

C. In addition, if paragraph b. above applies, and on the date of the Specified Breach Buyer is indebted to CIL on the $2.6 million Eight Week Excess Inventory Note executed by Buyer

Banana International Corporation

June     , 2004

at Closing, Sellers shall extend the payment schedule of the remaining payments on such note so that it is paid during the 5th through 42nd weeks after Closing, instead of the 5th through 12th weeks.

D. If paragraph b. above applies and CIL pays the Penalty, the PPA shall remain in full force and effect notwithstanding the Specified Breach, provided that the PPA shall in that case be interpreted by the parties to the PPA, such that in case BIC is unable to comply with its commitment to deliver the specified yearly volumes, by reason of an event of Force Majeure which only partially interrupts deliveries, or which totally interrupts deliveries for a limited period of time, then the term of the PPA shall be extended for a period which shall be sufficient so that during such extension CIL can receive delivery of the fruit it was unable to receive during the time deliveries under the PPA were partially or temporarily interrupted by reason of Force Majeure. If the Force Majeure event permanently and totally prevents BIC from delivering fruit under the PPA, the special provision in this paragraph D. shall not apply and the existing Force Majeure clause of the PPA shall govern as written. Except as otherwise provided in this paragraph 1.b., the Ancillary Agreements shall remain in full force and effect, provided that the term of the Comodato shall be amended as provided in paragraph 1.a.(ii)(3) hereof, the Agreement for the Provision of Fruit Loading, Unloading and Storage Services, and Container Movement Services shall be amended as provided in paragraph 1.a.(ii)(4) hereof, and the Agreement for the Provision of Third Party Cargo Loading, Unloading and Storage Services shall be amended as provided in paragraph 1.a.(ii)(5) hereof.

E. Furthermore, and for the avoidance of doubt, the special provisions of paragraph D. above shall: (A) apply only if, prior to the occurrence of a Force Majeure event under the PPA, a Specified Breach occurred and CIL paid the Penalty contemplated by paragraph b. above, and (B) not apply for purposes of interpreting the provisions of the PPA prior to the occurrence of a Specified Breach.

2. We have also agreed that, unless the Specified Breach arises from or relates to acts or omissions that occurred before Closing: (i) a Specified Breach shall not be considered a breach with respect to which Buyer has the right to be indemnified under Section 7 of the Stock Purchase Agreement, and (ii) the sole remedy of BIC or Buyer with respect to a Specified Breach

Banana International Corporation

June     , 2004

shall be the remedies provided in this letter. This letter does not waive or release any rights of Buyer to be indemnified under the Stock Purchase Agreement for Adverse Consequences arising from or relating to acts or omissions occurring prior to Closing, even if such acts or omissions result in or lead to a Specified Breach after Closing, except that, irrespective of whether the Specified Breach arises from or relates to acts or omissions that occurred before or after the Closing, Buyer may not include, as part of such Adverse Consequences, loss of revenue under the Banana Purchase Agreement or damages caused by a breach of the Banana Purchase Agreement.

3. The second sentence of Section 8.1 of the Banana Purchase Agreement states that such clause is subject to the “Remedies for Breach” clause of the Stock Purchase Agreement. Such reference is incorrect, and the parties intended, in said Section 8.1, to refer to the provisions of this letter agreement instead of the provisions of the Stock Purchase Agreement.

4. Any dispute, controversy or claim arising out of, relating to or in connection with this letter, including any questions regarding its existence, validity or termination, or regarding a breach thereof shall be settled by arbitration, in accordance with the provisions of Section 11 of the Banana Purchase Agreement.

5. Except as modified by this letter agreement, the Banana Purchase Agreement remains in full force and effect.

Very truly yours,

CHIQUITA INTERNATIONAL LIMITED

By:
Name:
Title:
Date:

Banana International Corporation

June     , 2004

AGREED AND ACCEPTED

BANANA INTERNATIONAL CORPORATION	INVESMAR LIMITED

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

CHIQUITA BRANDS LLC	C.I. BANANOS DE EXPORTACIÓN, S.A.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

C.I. AGRÍCOLA EL RETIRO, S.A.	C.I. BANACOL, S.A.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXPORTADORA DE FRUTAS FRESCAS LIMITADA	COMPAÑÍA FRUTERA DE SEVILLA LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date: